UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2017

EVOKE PHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36075	20-8447886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Stevens Avenue, Suite 370 Solana Beach, California		92075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 345-1494

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01Entry into a Material Definitive Agreement.

On November 7, 2017, Evoke Pharma, Inc. (the “Company”) entered into a Manufacturing Services Agreement (the “Manufacturing Agreement”) with Patheon UK Limited, a wholly-owned subsidiary of Thermo Fisher, Inc. (“Patheon”), pursuant to which Patheon has agreed to manufacture commercial quantities of Gimoti, the Company’s nasal delivery formulation of metoclopramide for the relief of symptoms associated with acute and recurrent diabetic gastroparesis. Under the terms of the Manufacturing Agreement, the Company is required to purchase a certain percentage of its requirements for its Gimoti product intended for commercial sale, provided certain terms and conditions are met.

The initial term of the Manufacturing Agreement commenced on November 7, 2017 and shall continue in effect until December 31st of the year that is five years from the date Gimoti first receives approval for marketing from the U.S. Food and Drug Administration (the “FDA”) or any other foreign regulatory agencies competent to grant marketing approvals for pharmaceutical products. This initial term shall be automatically renewed for additional one year terms, unless either party provides written notice of its intention to terminate the Manufacturing Agreement upon notice within a specified time prior to the end of the then current term. Either party may terminate the Manufacturing Agreement effective immediately upon written notice to the other in the event that (i) the other party dissolves, is declared insolvent or bankrupt by a court of competent jurisdiction, (ii) a voluntary petition of bankruptcy is filed in any court of competent jurisdiction, or (iii) the Manufacturing Agreement is assigned for the benefit of creditors. Evoke may terminate the Manufacturing Agreement upon specified prior written notice if any governmental or regulatory authority, including, but not limited to, the FDA, takes any action, or raises any objection, that prevents Evoke from importing, exporting, purchasing, or selling Gimoti. Patheon or Evoke may terminate the Manufacturing Agreement upon specified prior written notice to the other party if Patheon or Evoke, as applicable, assigns any of its rights under the Manufacturing Agreement to an assignee that is (i) not a credit worthy substitute for the assigning party; or (ii) a competitor of assigning party. Moreover, either party may terminate the Manufacturing Agreement upon written notice to the other party where the other party has failed to remedy a material breach of any of its representations, warranties, or other obligations under the Manufacturing Agreement within a specified period of time following receipt of a written notice of the breach, subject to specified terms and conditions.

The foregoing description of the Manufacturing Agreement does not purport to be complete and is qualified in its entirety by the Manufacturing Agreement, a copy of which Evoke intends to file with its Annual Report on Form 10-K for the fiscal year ending December 31, 2017, requesting confidential treatment for certain portions

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOKE PHARMA, INC.

Date: November 9, 2017	By:	/s/ Matthew J. D’Onofrio
	Name:	Matthew J. D’Onofrio
	Title:	Executive Vice President, Chief Business Officer and Secretary